Exhibit 10.41(d)

Guarantee of Citigroup Energy Inc.

by Citigroup Inc.

Guarantee, dated as of June 30, 2008, of Citigroup Inc., a Delaware corporation (the “Guarantor”), in favor of Noble Environmental Power 2008 Hold Co., LLC (the “Counterparty”) and Citibank, N.A., as the First Lien Collateral Agent (the “First Lien Collateral Agent”) under the Intercreditor Agreement (as defined in the Agreement).

1.             Guarantee.  In order to induce the Counterparty to enter into an ISDA Master Agreement, dated as of the date hereof (the “Agreement”), with the Guarantor’s wholly-owned subsidiary Citigroup Energy Inc. (“Primary Obligor”), the Guarantor absolutely and unconditionally guarantees to the Counterparty, its successors and permitted assigns, as primary obligor and not as a surety, the prompt payment of all amounts payable by Primary Obligor under the Agreement, whether due or to become due, secured or unsecured, joint or several together with any and all expenses referred to under Section 11 of the Agreement incurred by Counterparty in enforcing Counterparty’s rights under this Guarantee (the “Obligations”) all without regard to any counterclaim, set-off, deduction or defense of any kind which Primary Obligor or the Guarantor may have or assert, and without abatement, suspension, deferment or diminution on account of any event or condition whatsoever; provided however, that notwithstanding anything else to the contrary in this Guarantee, Guarantor’s obligations under this Guarantee shall be subject to Primary Obligor’s defenses, rights to set-off, counterclaim or withhold payment as provided in the Agreement.  Any capitalized term used herein and not otherwise defined shall have the meaning assigned to it in the Agreement.  Notwithstanding anything to the contrary herein, the aggregate amount covered by this Guarantee shall not exceed U.S. $150,000,000.

2.             Nature of Guarantee.  This Guarantee is a guarantee of payment and not of collection.  The Counterparty shall not be obligated, as a condition precedent to performance by the Guarantor hereunder, to file any claim relating to the Obligations in the event that Primary Obligor becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Counterparty to file a claim shall not affect the Guarantor’s obligations hereunder.  This Guarantee shall continue to be effective or be reinstated if any payment to the Counterparty by Primary Obligor on account of any Obligation is returned to Primary Obligor or is rescinded upon the insolvency, bankruptcy or reorganization of Primary Obligor.

3.             Consents, Waivers; Renewals and Payment.

(i)            The Guarantor agrees that the Counterparty may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, change the time, manner or place of payment or any other term of, any Obligation, exchange, release, nonperfection or surrender any collateral for, or renew or change any term of any of the Obligations owing to it, and may also enter into a written agreement with Primary Obligor or with any other party to the Agreement or person liable on any Obligation, or interested therein, for the extension, renewal, payment, compromise, modification, waiver, discharge or release thereof, in whole or in part, without impairing or affecting this Guarantee.  The Obligations of the Guarantor under this Guarantee are unconditional, irrespective of the value, genuineness, validity, or enforceability of the Obligations, any law, regulation or order of any jurisdiction or any other event affecting the term of any Obligation or of Counterparty’s rights with respect thereto and to the fullest extent permitted by applicable law, any other circumstance which might constitute a defense available to, or a discharge of, the Guarantor, including (a) any law, rule or policy that is now or hereafter promulgated by any governmental authority (including any central bank) or regulatory body that may adversely affect Counterparty’s ability or obligation to make or receive such payments, (b) any nationalization, expropriation, war, riot, civil commotion or other similar event, (c) any inability to convert any currency into the currency of payment of such obligation, (d) any inability to transfer funds in the currency of payment of such obligation to the place of payment therefor.  The Guarantor agrees that the Counterparty may have recourse to the Guarantor for payment of any of the Obligations, whether or not the Counterparty has proceeded against any collateral security or any obligor principally or secondarily obligated for any Obligation.  The Guarantor waives demands, promptness, diligence and all notices that may be required by law or to perfect the Counterparty’s rights hereunder except notice to the Guarantor of a default by Primary Obligor under the Agreement, provided, however, that any delay in the delivery of notice shall in no way invalidate the enforceability of this Guarantee.  No failure, delay or single or partial exercise by the Counterparty of its rights or remedies hereunder shall operate as a waiver of such rights or remedies.  All rights and remedies hereunder or allowed by law shall be cumulative and exercisable from time to time.

(ii)           The Guarantor agrees that until termination of this Guarantee in accordance with its terms, the Guarantor shall make all payments due to the Counterparty under this Guarantee directly to the below referenced account (or any other account designated in writing by First Lien Collateral Agent and, so long as no First Lien Event of Default as defined in the Intercreditor Agreement has occurred and is continuing, Counterparty); provided, however, that until such time as Guarantor receives notice from the First Lien Collateral Agent that a First Lien Event of Default has occurred, Guarantor shall accept demands for payment only from the Counterparty and make payments only to the Counterparty at the account described herein.  Upon receiving a written notice of a First Lien Event of Default from the First Lien Collateral Agent and a statement from the First Lien Collateral Agent that the First Lien Collateral Agent has succeeded to all rights and obligations of Counterparty under the Agreement, Guarantor will accept any demands or instructions solely from the First Lien Collateral Agent and shall make payments only as instructed by the First Lien Collateral Agent.

4.             Representations and Warranties.  The Guarantor hereby represents and warrants that:

                                (i)            the Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware;

                                (ii)           the Guarantor has the requisite corporate power and authority to issue this Guarantee and to perform its obligations hereunder, and has duly authorized, executed and delivered this Guarantee;

                                (iii)          the Guarantor is not required to obtain any authorization, consent, approval, exemption or license from, or to file any registration with, any government authority as a condition to the validity of, or to the execution, delivery or performance of, this Guarantee;

                                (iv)          as of the date of this Guarantee, there is no action, suit or proceeding pending or threatened against the Guarantor before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could affect, in a materially adverse manner, the ability of the Guarantor to perform any of its obligations under, or which in any manner questions the validity of, this Guarantee;

                                (v)           the execution, delivery and performance of this Guarantee by the Guarantor does not contravene or constitute a default under any statute, regulation or rule of any governmental authority or under any provision of the Guarantor’s certificate of incorporation or by-laws or any contractual restriction binding on the Guarantor; and

                                (vi)          this Guarantee constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.             Subrogation.  Upon payment by Guarantor of any sums to Counterparty under this Guarantee, all rights of Guarantor against Primary Obligor arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the obligations of Primary Obligor under the Agreement, including all Transactions then in effect between Primary Obligor and Counterparty.

6.             Termination.  This Guarantee is a continuing guarantee and shall remain in full force and effect until such time as it may be revoked by the Guarantor by notice given to the Counterparty and the First Lien Collateral Agent, such notice to be deemed effective upon receipt thereof by the Counterparty and the First Lien Collateral Agent or at such later date as may be specified in such notice; provided, however, that this Guarantee shall be irrevocable in respect of, and any such revocation shall not limit or terminate this Guarantee in respect of, any Transaction effected under the Agreement (including any obligations arising under such Transaction after the date of such revocation) which shall have been entered into prior to the effectiveness of such revocation.

7.             Notices.  Any notice or communication required or permitted to be made hereunder shall be made to the appropriate addresses set forth below (or to such other addresses as either party may designate by notice to the other party):

If to the Counterparty:

Noble Environmental Power 2008 Hold Co., LLC
8 Railroad Avenue
Suite 8, Second Floor
Essex, CT 06426
Attention: Thomas Swank and Sidney Chang
Facsimile:+1 (860) 767-7198

If to the First Lien Collateral Agent:

Citibank, N.A., as First Lien Collateral Agent
c/o Citibank Agency & Trust
388 Greenwich St., 14th Floor
New York, NY 10013
Attn:	Wayne R. Stahl, Vice President

Telephone:	(212) 816-5836
Facsimile:	(212) 816-5544

If to the Guarantor:

Citigroup Inc.
c/o Citigroup Global Markets
388 Greenwich St.
New York, NY 10013
Attention: Treasurer
Facsimile No.: 212-816-2250

With a copy to:

Legal Department
388 Greenwich Street
17th Floor
New York, NY 10013
Attention: Senior Deputy General Counsel, Citi Markets and Banking
Facsimile No.: 212-816-5550

8.             GOVERNING LAW; JURISDICTION.  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.  The Guarantor hereby irrevocably consents to, for the purposes of any proceeding arising out of this Guarantee, the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the borough of Manhattan in New York City.

9.             Waiver of Immunity.  To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the Guarantor or the Guarantor’s property, the Guarantor hereby irrevocably waives such immunity in respect of the Guarantor’s obligations under this Guarantee.

10.           Waiver of Jury Trial.  The Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guarantee or the negotiation, administration or enforcement hereof.

11.           Miscellaneous.  Each reference herein to the Guarantor, Counterparty, First Lien Collateral Agent or Primary Obligor shall be deemed to include their respective successors and assigns.  The provisions hereof shall inure in favor of each such successor or assign.  This Guarantee (i) shall supersede any prior or contemporaneous representations, statements or agreements, oral or written, made by or between the parties with regard to the subject matter hereof, (ii) may be amended only by a written instrument executed by the Guarantor, First Lien Collateral Agent and Counterparty and (iii) may not be assigned by either party without the prior written consent of the other party; provided, however, that Counterparty shall be permitted to assign this Guarantee without Guarantor’s consent pursuant to a collateral assignment of the Guarantee by Counterparty to the First Lien Collateral Agent or an actual assignment resulting therefrom, in which case the assignee will succeed to the rights of Counterparty and First Lien Collateral Agent hereunder.

12.           Limitation of Liability.  Notwithstanding anything to the contrary contained herein or in the Agreement, whether express or implied, Guarantor shall in no event be required to pay or be liable to the Counterparty for any consequential, indirect or punitive damages, opportunity costs or lost profits.

IN WITNESS WHEREOF, the undersigned has executed this Guarantee as of the date first above written.

CITIGROUP INC.

By:	/s/ Joseph J. Martinelli
Name:	Joseph J. Martinelli
Title:	Assistant Treasurer

Acknowledged and Agreed:

CITIBANK, N.A., First Lien Collateral Agent

By:	/s/ Stuart J. Murray
Name:	Stuart J. Murray
Title:	Director